Exhibit 99.1

News Release

International Paper Announces Definitive Agreement

to Acquire Temple-Inland for $32.00 Per Share in Cash

Compelling Transaction Expected to Deliver Significant Value for Shareholders of Both Companies

Memphis, Tenn., Sept. 6, 2011/PRNewswire/ — International Paper (NYSE: IP) and Temple-Inland Inc. (NYSE: TIN) today announced that they have entered into a definitive merger agreement under which International Paper will acquire all of the outstanding common stock of Temple-Inland for $32.00 per share in cash, plus the assumption of $600 million in Temple-Inland debt. The total transaction value is approximately $4.3 billion.

The combination, which has been approved by the Boards of both companies, brings together two strong North American corrugated packaging businesses to create an even stronger company. It offers numerous benefits for the shareholders and customers of both companies, and is consistent with International Paper’s focus on achieving and sustaining cost of capital returns throughout the cycle. The transaction is expected to be accretive to International Paper’s shareholders in year one after closing. It is expected to close in the first quarter of 2012.

International Paper Chairman and CEO John Faraci said, “The strategic benefits of this combination are clear and we are pleased to be able to move forward on terms that are financially attractive for both sets of shareholders. Acquiring Temple-Inland enhances our ability to generate additional cash flow while maintaining our strong balance sheet. We look forward to working with the employees of Temple-Inland as we integrate our businesses and create an even stronger company with substantial benefits for our customers, employees and shareholders.”

Temple-Inland Chairman and Chief Executive Officer Doyle R. Simons said, “This transaction creates value for both Temple-Inland and International Paper shareholders. The combined company will be positioned to be a leader in providing high quality products for its customers.”

The combination is expected to yield synergies of approximately $300 million annually within 24 months of closing, derived primarily from the areas of operations, freight, logistics, selling expense and overhead. The companies have a shared focus on low-cost mills, complementary converting systems and high levels of box integration – Temple-Inland’s products and manufacturing facilities are an excellent strategic fit with International Paper’s current offerings and facilities.

As contemplated by the merger agreement, International Paper will terminate its existing tender offer to acquire all of the outstanding common shares of Temple-Inland for $30.60 per share, and Temple-Inland will hold a special meeting of its stockholders to vote on the transaction. In addition to the approval of Temple-Inland’s stockholders, the transaction is subject to customary closing conditions, including antitrust approvals.

Evercore Partners and UBS Investment Bank served as financial advisors to International Paper and Goldman, Sachs & Co. served as financial advisor to Temple-Inland. Debevoise & Plimpton LLP served as International Paper’s legal counsel and Temple-Inland was advised by Wachtell, Lipton, Rosen & Katz.

Investor Webcast

The companies will host a webcast at 10:00 a.m. EDT/9:00a.m.CDT today. All interested parties are invited to listen to the call live via International Paper’s Internet site at http://www.internationalpaper.com by clicking on the Investors tab and going to the Presentations page. A replay of the webcast will also be available beginning approximately two hours after the call. Parties who wish to participate in the webcast via teleconference may dial +1 (706) 679-8242 or, within the U.S. only, (877) 316-2541 and ask to be connected to the International Paper/Temple-Inland Investor Call. The conference ID number is 97910369. Participants should call in no later than 9:45 a.m. EDT/8:45 a.m. CDT. An audio-only replay will be available for four weeks following the call. To access the replay, dial +1 (858) 859-2056 or, (404) 537-3906 and when prompted for the conference ID, enter 97910369.

About International Paper

International Paper (NYSE: IP) is a global paper and packaging company with manufacturing operations in North America, Europe, Latin America, Russia, Asia and North Africa. Its businesses include uncoated papers and industrial and consumer packaging, complemented by xpedx, the Company’s North American distribution company. Headquartered in Memphis, Tennessee, the company employs about 59,500 people in more than 24 countries and serves customers worldwide. 2010 net sales were more than $25 billion. For more information about International Paper, its products and stewardship efforts, visit internationalpaper.com.

About Temple-Inland

Temple-Inland Inc. is a manufacturing company focused on corrugated packaging and building products. The fully integrated corrugated packaging operation consists of 7 mills and 59 converting facilities. The building products operation manufactures a diverse line of building products for new home construction, commercial and repair and remodeling markets. Temple-Inland’s address on the World Wide Web is www.templeinland.com.

ADDITIONAL INFORMATION In connection with the proposed merger, Temple-Inland will file a proxy statement with the Securities and Exchange Commission (the “SEC”).

Investors and security holders are advised to read the proxy statement when it becomes available because it will contain important information about the merger and the parties to the merger. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by Temple-Inland at the SEC website at http://www.sec.gov. The proxy statement and other documents also may be obtained (after it has been filed with the SEC) for free from International Paper by directing such request to International Paper, Investor Relations, telephone (800) 678-8715.

CERTAIN INFORMATION REGARDING PARTICIPANTS

International Paper and certain of its respective directors and executive officers may be deemed to be participants in the proposed transaction under the rules of the SEC. Security holders may obtain information regarding the names, affiliations and interests of International Paper’s directors and executive officers in International Paper’s Annual Report on Form 10-K for the year ended December 31, 2010 which was filed with the SEC on February 25, 2011, and its proxy statement for the 2011 Annual Meeting, which was filed with the SEC on April 8, 2011. Additional information regarding the interests of participants in the solicitation of proxies in connection with the merger will be included in the proxy statement that Temple-Inland intends to file with the SEC. These documents can be obtained free of charge from the sources indicated above.

FORWARD-LOOKING STATEMENTS

All statements included or incorporated by reference in this communication other than statements or characterizations of historical fact, are forward-looking statements. These statements reflect management’s current views and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these statements. Factors which could cause actual results to differ relate to: (i) the receipt of Temple-Inland shareholder and regulatory approvals for the transaction and the successful fulfillment or waiver of all other closing conditions without unexpected delays or conditions; (ii) the failure to realize synergies and cost-savings from the transaction or delay in realization thereof; (iii) increases in interest rates; (iv) industry conditions, including but not limited to changes in the cost or availability of raw materials, energy and transportation costs, competition we face, cyclicality and changes in consumer preferences, demand and pricing for our products; (v) global economic conditions and political changes, including but not limited to the impairment of financial institutions, changes in currency exchange rates, credit ratings issued by recognized credit rating organizations, the amount of our future pension funding obligation, changes in tax laws and pension and health care costs; (vi) unanticipated expenditures related to the cost of compliance with existing and new environmental and other governmental regulations and to actual or potential litigation; and (vii) whether we experience a material disruption at one of our manufacturing facilities and risks inherent in conducting business through a joint venture. We undertake no obligation to publicly update any statements or information relating to this release or the offer described above, whether as a result of new information, future events or otherwise. These and other factors that could cause or contribute to actual results differing materially from such forward looking statements are discussed in greater detail in SEC filings.

CONTACT: Media: Thomas J. Ryan, +1-901-419-4333 or Investors: Glenn Landau, +1-901-419-1731; or Emily Nix, +1-901-419-4987; or Temple Inland Investors and Media, Chris Mathis +1-512-434-3766.